                                   EXHIBIT 11

                               DIGENE CORPORATION

                  STATEMENT RE: COMPUTATION OF PER SHARE LOSS



                                                                   Three months ended September 30,
                                                                   --------------------------------
                                                                       1996               1995
                                                                       ----               ----
     Earnings per share:
     Weighted average shares of Common
       Stock outstanding  . . . . . . . . . . . .                    11,308,900           368,356
     Shares of 1994 Series Preferred Stock
       issued during the twelve month period
       prior to March 29, 1996, the date of the
       initial filing of the Company's Registration
       Statement on Form S-1 (using
       the treasury stock method)   . . . . . . .                            -            192,607
     Shares of Common Stock issued
       during the twelve month period
       prior to March 29, 1996, the date of the
       initial filing of the Company's Registration
       Statement on Form S-1 (using
       the treasury stock method)   . . . . . . .                            -              5,295
    Common equivalent shares
       from options and warrants issued
       during the twelve month period
       prior to March 29, 1996, the date of the
       initial filing of the Company's Registration
       Statement on Form S-1 (using
       the treasury stock method) . . . . . . . .                            -            283,666
                                                                   -------------     -------------
   Total  . . . . . . . . . . . . . . . . . . . .                    11,308,900           849,924
                                                                   =============     =============
   Loss for the period  . . . . . . . . . . . . .                  $   (732,741)     $   (536,497)
                                                                   ============      ============
   Net loss per share . . . . . . . . . . . . . .                        $(0.06)           $(0.63)
                                                                   =============     =============